Exhibit 99.1

[GECC LETTERHEAD]

December 30, 2002                                                             VIA Facsimile (757) 858-4093

Robert Raley, Jr.
Chief Executive Officer
THE Finance Company
5425 Robin Hood Road, Suite 101B
Norfolk, VA 23513

Re:   Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement made by and between THE FINANCE COMPANY, a Virginia corporation ("TFC") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC") dated March 31, 2001, as amended (the "LSA")

Dear Mr. Raley,

GECC hereby agrees that if (i) GECC and TFC execute Amendment No. 8 to Amended and Restaed Motor Vehicle Installment Contract Loan and Security Agreement, effective January 1, 2003, and (ii) TFC pays in full, by wire transfer in immediately available funds to an account designated by GECC, the entire Indebtedness and terminates the LSA before February 1, 2003, GECC will relinquish its rights under the Warrant to Purchase Common Stock dated December 20, 1996 and the Warrant (No. 2) to Purchase Common Stock dated April 4, 1997.

If you have any questions, please advise.

Sincerely,

/s/Brian Pickard

Brian Pickard
Director, Commercial/Dealer Operations